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                                                                      Exhibit 23


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 and the related Prospectus pertaining to the Shoney's, Inc. 1998 Stock Plan of our report dated December 18, 1997, with respect to the consolidated financial statements and schedule of Shoney's, Inc. included in its Annual Report (Form 10-K) for the year ended October 26, 1997, filed with the Securities and Exchange Commission.


                                               /s/ ERNST & YOUNG LLP


Nashville, Tennessee
September 18, 1998